Exhibit 10.5

FORM OF SECURITIES ASSIGNMENT AGREEMENT

This Securities Assignment Agreement (this “Agreement”), dated as of December 8, 2021, is made and entered into by and among EM Horizon Investments, a Cayman Islands limited liability company (the “Sponsor”), Emerging Markets Horizon Corp., a Cayman Islands exempted company (the “Company”), and the individual identified on the signature page hereto (the “Recipient”).

WHEREAS, in order to induce the Recipient to serve as a director with and promote the best interests of the Company and on the terms and subject to the conditions set forth in this Agreement, the Sponsor wishes to assign and transfer Class B ordinary shares, $0.0001 par value per share (the “Shares”), of the Company to the Recipient and the Recipient agrees to accept such Shares and be bound by the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1 Transfer and Vesting of Securities.   Subject to the Recipient being appointed as independent director of the Company, the Sponsor hereby assigns and transfers 12,500 Shares to the Recipient (the “Initial Transferred Shares”), such assignment and transfer to be effective the date of the Company’s initial public offering (the “IPO”) and, if the Company has not consummated an Initial Business Combination (as defined herein) within one year from the date of the IPO, agrees to assign and transfer an additional 12,500 Shares to the Recipient (the “Subsequent Transferred Shares” and, together with the Initial Transferred Shares, the “Transferred Shares”) on the date that is one year from the date of the IPO, in each case in consideration of the Recipient acting as director for the Company. On the effective date or dates of the assignment and transfer of the Transferred Shares, the Company shall make appropriate entries and notations on its register of members and books and records to reflect the assignment and transfer of the Transferred Shares to the Recipient. The Transferred Shares shall vest upon the Company consummating an Initial Business Combination (as defined herein) (the “Vesting Date”). In the event the Recipient ceases his or her directorship with the Company prior to the Vesting Date and within one year from the date of the IPO, the Recipient shall transfer the Initial Transferred Shares to the Sponsor and in the event the Recipient ceases his or her directorship with the Company prior to the Vesting Date but after the date that is one year from the date of the IPO, the Recipient shall transfer the Subsequent Transferred Shares to the Sponsor. Upon such transfer to the Sponsor, the Recipient will provide and execute all necessary documentation and take all necessary actions to effectuate the transfer of the applicable Transferred Shares back to the Sponsor. “Initial Business Combination” means, when effected by the Company, a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

Section 2 No Conflicts.    Each party represents and warrants that neither the execution and delivery of this Agreement by such party, nor the consummation or performance by such party of any of the transactions contemplated hereby, will with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.

Section 3 Representations. The Recipient represents and warrants as follows: the Recipient hereby acknowledges that an investment in the Shares involves certain significant risks. The Recipient has no need for liquidity in his or her investment in the Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period. The Recipient acknowledges and hereby agrees that the Transferred Shares will not be transferable under any circumstances unless the Recipient either registers the Transferred Shares in accordance with federal and state securities laws or complies with an exemption under such laws and such transfer complies with all applicable lock-up restrictions (described in the Subscription Agreement (as defined in Section 5 below) on the Recipient (except for a transfer to the Sponsor in the event the Recipient ceases his or her directorship with the Company prior to the Vesting Date)). The Recipient further understands that any certificates evidencing the Transferred Shares shall bear a legend (as provided in the Subscription Agreement) referring to the foregoing transfer restrictions. The Transferred Shares are being transferred solely for the Recipient’s own account, for investment purposes only, and are not being transferred with a view to or for the resale, distribution, subdivision or fractionalization thereof, and the Recipient has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization. The Recipient has been given the opportunity to (i) ask questions of and receive answers from the Sponsor and the Company concerning the terms and conditions of the Transferred Shares, and the business and financial condition of the Company and (ii) obtain any additional information that the Sponsor possesses or can acquire without unreasonable effort or expense that is necessary to assist the Recipient in evaluating the advisability of the receipt of the Transferred Shares and an investment in the Company. The Recipient is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects. The Recipient is an “accredited investor” as defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Section 4 Assignment of Rights. The Recipient  may  assign  his or her rights herein to immediate  family members of the Recipient and trusts established by the Recipient, in each case, for estate planning purposes, by virtue of the laws of descent and distribution or pursuant to a domestic relations order, so long as such transferees (i) agree to be bound by all applicable transfer restrictions relating to the Transferred Shares, including the lock-up restriction (described in the Subscription Agreement), (ii) agree to vote in favor of the Company’s Initial Business Combination in the event the Company seeks shareholder approval in connection with its Initial Business Combination and (iii) waive any right to participate in any liquidation distribution if the Company fails to consummate an Initial Business Combination.

Section 5 Recipient’s Obligations.  The Recipient hereby agrees that the Transferred Shares are subject to the restrictions and obligations as set forth in that certain Securities Subscription Agreement dated as of May 11, 2021 (the “Subscription Agreement”) between the Sponsor and the Company. Notwithstanding anything herein to the contrary, the Recipient will not be subject to the forfeiture provisions contained in the Subscription Agreement. The Recipient hereby agrees to enter into an agreement substantially in the form of the letter agreement to be entered into between the Company, the Sponsor and the other officers and directors of the Company in connection with the consummation of the Company’s initial public offering.

Section 6 Waiver of Additional Shares. The Recipient hereby waives its right to receive additional Shares as a result of any capitalization or other appropriate mechanism undertaken by the Company in connection with its initial public offering in order to maintain the number of outstanding Shares at 20% of the Company’s outstanding share capital upon the consummation of its initial public offering.

Section 7 83(b) Election. Recipient acknowledges that he or she is responsible for any filing with the Internal Revenue Service under Code §83(b), and the regulations promulgated thereunder, with respect to the Recipient’s Transferred Shares and that such filing is due within thirty days of the execution of this Agreement.

Section 8 Miscellaneous. This Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. Except as otherwise provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

Section 9 Governing Law.  This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

EM Horizon Investments

By:
Name:
Title:

Emerging Markets Horizon Corp.

By:
Name:
Title:

RECIPIENT:

Name:

Not Part of Form of Securities Assignment Agreement

***

The following directors of the Company separately executed the foregoing Form of Securities Assignment Agreement on December 8, 2021:

Enrique Fernandez Aisa

Konrad Kozik

Herbert Stepic